Exhibit 99.1

ROMEO POWER ANNOUNCES THIRD QUARTER 2021 FINANCIAL RESULTS

11/15/2021

LOS ANGELES--(BUSINESS WIRE)-- Romeo Power, Inc. (“Romeo Power” or the “Company”) (NYSE: RMO), an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications, today announced its financial results for the third quarter ending September 30, 2021.

Recent Business Highlights

a.Achieved year end commitment to have approximately 1 gigawatt hour of installed capacity at Romeo Power’s Vernon facility.
b.Secured a new facility in Cypress, CA enabling expansion of production and test lab capacity, positioning the Company to meet expected increase in market demand and continued technology development.
c.Announced a collaboration to integrate Dynexus Technology’s state-of-the-art battery performance and sensor technology to further enhance Romeo Power’s industry-leading and comprehensive approach to managing battery cell safety, performance, and overall life cycle value.
d.Improved parts availability for both battery cells and components to support production volume scale-up.
e.Continued to strengthen our organization in key functions and added manufacturing headcount to support production growth and capabilities.

Third Quarter Financial Update

a.Generated revenues of $5.8 million, a 753% increase over the prior year as the Company launched product shipments to the Company’s largest customer.
b.Cash, cash equivalents and investments as of September 30, 2021, were $181 million, reflecting continued strong liquidity.

Management Commentary

“Romeo Power made meaningful progress during the third quarter laying additional foundation to support its growth. We strengthened manufacturing capabilities to support a key commercial launch and to prepare for the continued revenue growth we expect as market demand for our industry-leading technology increases,” said Susan Brennan, President and Chief Executive Officer. “We focused the incredible energy of our entire organization to further improve processes, expertise and infrastructure required to continue establishing Romeo Power as a commercial scale provider of cutting-edge technology and products. We also entered into a collaborative relationship with Dynexus Technology, which will further enhance many facets of our business including production efficiency through cell quality management, battery monitoring and life cycle management. We believe that this collaboration will be another step to further extending the value of Romeo Power’s technology and products for our customers and end users.”

“In addition, our new, state-of-the-art facility in Cypress, CA will not only be the home for our expanded and efficient mass production lines, but it will also provide the capability to run pilot scale development for new customers and products while simultaneously producing at commercial scale for more mature programs. We will double our lab space, which is critical to providing the range of technical resources necessary to support production, validate customer programs and develop new products. We believe that we are taking the steps required to further reinforce our position in an exciting and growing market for commercial electric vehicles.”

Conference call information

Romeo Power will host a conference call at 2:00 p.m. U.S. Pacific Time (5:00 p.m. U.S. Eastern Time) today, November 15, 2021. Participating on the call will be Susan Brennan, President and Chief Executive Officer, and Kerry Shiba, Chief Financial Officer and Treasurer of Romeo Power. To access the conference call, parties should visit the events section of the Investor Relations website at https://investors.romeopower.com/. A recording of the webcast will also be available following the conference call.

Forward Looking Statements

Certain statements in this press release may constitute “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, express or implied statements concerning the Romeo Power’s expected collaboration with Dynexus Technology, the expansion of production and test lab capacity at Romeo Power’s new facility in Cypress, CA, Romeo Power’s expectations regarding its future financial performance, the demand for safe, effective, affordable and sustainable EV products, Romeo Power’s ability to produce and deliver such products on a commercial scale, and Romeo Power’s expectations that its customers will adhere to contracted purchase commitments on the currently expected timeframe are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Romeo Power’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: Romeo Power’s ability to execute on its plans to develop and market new products and the timing of these development programs; Romeo Power’s ability to increase the scale and capacity of its manufacturing processes; Romeo Power’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Romeo Power’s products; the success of other competing technologies that may become available; Romeo Power’s ability to identify and integrate acquisitions; Romeo Power’s potential need for and ability to secure additional capital; the performance of Romeo Power’s products and customers; potential litigation involving Romeo Power; demand for battery cells and supply shortages; the potential effects of COVID-19; and general economic and market conditions impacting demand for Romeo Power’s products. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s filings with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those implied by our forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Romeo Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note Regarding Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including EBITDA and Adjusted EBITDA. “EBITDA” is defined as earnings before interest income and expense, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” has been calculated using EBITDA adjusted for stock-based compensation, change in the fair value of warrants, a gain from extinguishment of a Paycheck Protection Program (“PPP”) loan, investment loss, net and derivative expense. The Company believes that both EBITDA and Adjusted EBITDA provide additional information for investors to use in (1) evaluating our ongoing operating results and trends and (2) comparing our financial performance with those of comparable companies, which may disclose similar non-GAAP financial measures to investors. These non-GAAP measures provide investors with incremental information for the evaluation of our performance after isolation of certain items deemed unrelated to our core business operations. EBITDA and Adjusted EBITDA are presented as supplemental measures to our GAAP measures of performance. When evaluating EBITDA and Adjusted EBITDA, you should be aware that we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Furthermore, our computation of Adjusted EBITDA may not be directly comparable to similarly titled measures computed by other companies, as the nature of the adjustments that other companies may include or exclude when calculating Adjusted EBITDA may differ from the adjustments reflected in our measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation, nor should these measures be viewed as a substitute for the most directly comparable GAAP measure, which is net income (loss). As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this press release.

About Romeo Power, Inc.

Founded in 2016 and headquartered in Los Angeles, California, Romeo Power (NYSE: RMO) is an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications. The company’s suite of advanced hardware, combined with its innovative battery management system, delivers the safety, performance, reliability and configurability its customers need to succeed. To keep up with everything Romeo Power, please follow the company on social media @romeopowerinc or visit romeopower.com.

Financial Statements
Romeo Power, Inc.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Product revenues	$2,740	$51	$3,818	$2,097
Service revenues	3,019	624	3,921	2,229
Total revenues	5,759	675	7,739	4,326
Cost of revenues:
Product cost	7,904	716	17,884	5,182
Service cost	2,565	1,080	3,357	2,669
Total cost of revenues	10,469	1,796	21,241	7,851
Gross loss	(4,710)	(1,121)	(13,502)	(3,525)
Operating expenses:
Research and development	4,732	1,817	10,295	5,213
Selling, general and administrative	17,607	4,945	54,393	10,303
Total operating expenses	22,339	6,762	64,688	15,516
Operating loss	(27,049)	(7,883)	(78,190)	(19,041)
Interest expense	(4)	(265)	(16)	(783)
Change in fair value of public and private placement warrants	6,134	—	124,254	—
Gain from extinguishment of PPP loan	3,300	—	3,300	—
Investment gain (loss), net	266	—	(23)	—
Other expense	—	(228)	—	(1,614)
(Loss) income before income taxes and loss in equity method investments	(17,353)	(8,376)	49,325	(21,438)
Loss in equity method investments	(611)	(540)	(1,817)	(1,272)
Benefit from income taxes	11	—	1	—
Net (loss) income	(17,953)	(8,916)	47,509	(22,710)

Other comprehensive income (loss)
Available-for-sale debt investments:
Change in net unrealized losses, net of income taxes	(61)	—	(369)	—
Net losses reclassified to earnings, net of income taxes	161	—	314	—
Total other comprehensive income (loss), net of income taxes	100	—	(55)	—
Comprehensive (loss) income	$(17,853)	$(8,916)	$47,454	$(22,710)

Net (loss) income per share
Basic	$(0.13)	$(0.11)	$0.36	$(0.30)
Diluted	$(0.13)	$(0.11)	$0.35	$(0.30)
Weighted average number of shares outstanding
Basic	134,017,528	78,639,037	131,307,617	76,900,247
Diluted	134,017,528	78,639,037	135,342,504	76,900,247

Romeo Power, Inc.
Unaudited Condensed Consolidated Balance Sheets
(Dollar amounts in thousands, except share and per share data)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$53,278	$292,442
Investments	127,798	—
Accounts receivable, net of allowance for expected credit loss of $117 and $238 at September 30, 2021 and December 31, 2020, respectively	2,623	841
Inventories, net	15,256	4,937
Insurance receivable	6,000	6,000
Deferred costs	88	—
Prepaid inventories	11,891	493
Prepaid expenses and other current assets	4,893	776
Total current assets	221,827	305,489
Restricted cash	3,000	1,500
Property, plant and equipment, net	10,618	5,484
Equity method investments	37,183	35,000
Operating lease right-of-use assets	5,287	5,469
Deferred assets	5,018	—
Prepayment - long-term supply agreement	64,703	—
Other noncurrent assets	2,807	3,100
Total assets	$350,443	$356,042

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$10,287	$2,900
Accrued expenses	9,595	2,844
Contract liabilities	709	815
Current maturities of long-term debt	10	2,260
Operating lease liabilities, current	855	853
Legal settlement payable	6,000	6,000
Other current liabilities	1,120	384
Total current liabilities	28,576	16,056
Long-term debt, net of current portion	32	1,082
Public and private placement warrants	3,718	138,466
Operating lease liabilities, net of current portion	4,533	4,723
Other noncurrent liabilities	—	17
Total liabilities	36,859	160,344
Commitments and contingencies

Stockholders’ equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding at September 30, 2021 and December 31, 2020)	—	—
Common stock ($0.0001 par value, 250,000,000 shares authorized, 134,096,818 and 126,911,861 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively)	13	12
Additional paid-in capital	447,684	377,253
Accumulated other comprehensive loss	(55)	—
Accumulated deficit	(134,058)	(181,567)
Total stockholders’ equity	313,584	195,698
Total liabilities and stockholders’ equity	$350,443	$356,042

Romeo Power, Inc.
Unaudited Condensed Consolidated Statement of Cash Flows
(Dollar amounts in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$47,509	$(22,710)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,833	1,404
Amortization of investment premium paid	1,486	—
Stock-based compensation	14,933	784
Inventory provision	1,617	—
Change in fair value of public and private placement warrants	(124,254)	—
Gain from extinguishment of PPP loan	(3,300)	—
Loss in equity method investments	1,817	1,272
Non-cash lease expense - operating leases	182	176
Non-cash lease expense - finance leases	212	211
Derivative expense	—	1,614
Other	303	—
Changes in operating assets and liabilities:
Accounts receivable	(1,782)	(689)
Inventories	(11,936)	(1,902)
Prepaid and other current assets	(14,930)	(218)
Prepayment - long-term supply agreement	(64,703)	—
Accounts payable	7,014	2,734
Accrued expenses	5,415	2,163
Interest accrued on notes payable	—	741
Deferred costs	(88)	—
Contract liabilities	(106)	458
Operating lease liabilities	(188)	(165)
Other, net	189	1
Net cash used in operating activities	(138,777)	(14,126)
Cash flows from investing activities:
Purchase of investments	(308,970)	—
Proceeds from maturities of investments	120,030	—
Proceeds from sales of investments	59,296	—
Equity method investment	(4,000)	—
Capital expenditures	(4,998)	(561)
Net cash used in investing activities	(138,642)	(561)
Cash flows from financing activities:
Issuance of convertible notes	—	1,924
Issuance of term notes	—	4,450
Proceeds from PPP loan	—	3,300
Issuance of common stock	—	5,027
Exercise of stock options	18,481	15
Exercise of stock warrants	21,580	—
Warrant redemption payments	(72)	—
Principal portion of finance lease liabilities	(234)	(212)
Net cash provided by financing activities	39,755	14,504
Net change in cash, cash equivalents and restricted cash	(237,664)	(183)
Cash, cash equivalents and restricted cash, beginning of period	293,942	1,929
Cash, cash equivalents and restricted cash, end of period	$56,278	$1,746
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$53,278	$246
Restricted cash	3,000	1,500
Total cash, cash equivalents and restricted cash	$56,278	$1,746

Romeo Power, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(Dollar amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net (loss) income	$(17,953)	$(8,916)	$47,509	$(22,710)
Interest expense	4	265	16	783
Benefit from income taxes	(11)	—	(1)	—
Depreciation and amortization	834	454	1,833	1,404
EBITDA	$(17,126)	$(8,197)	$49,357	$(20,523)
Stock-based compensation	4,315	132	14,933	784
Change in fair value of public and private placement warrants	(6,134)	—	(124,254)	—
Gain from extinguishment of PPP loan	(3,300)	—	(3,300)	—
Investment (gain) loss, net	(266)	—	23	—
Derivative expense	—	228	—	1,614
Adjusted EBITDA	$(22,511)	$(7,837)	$(63,241)	$(18,125)

Contacts:

Romeo Power

For Investors
ir@romeopower.com

For Media
media@romeopower.com